Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                             AMCORE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

                    Nevada                              36-3183870
          (State or other jurisdiction               (I.R.S. Employer
         of incorporation or organization)         Identification No.)

                501 Seventh Street
                Rockford, Illinois                       61104
     (Address of principal executive offices)          (Zip Code)


             Investors Management Group, LTD. 1995 Stock Option Plan
                            (Full title of the plan)

             John R. Hecht,                             Copy to:
        Executive Vice President
         AMCORE Financial, Inc.                    Timothy J. Sheehan
           501 Seventh Street                       Foley & Lardner
       Rockford, Illinois  61104               777 East Wisconsin Avenue
             (815) 968-2241                    Milwaukee, Wisconsin 53202
   (Name, address and telephone number,
    including area code, of agent for
    service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                  Proposed
      Title of                    Maximum     Proposed Maximum
     Securities      Amount       Offering        Aggregate       Amount of
        to be        to be         Price          Offering      Registration
     Registered    Registered    Per Share          Price            Fee

       Common
       Stock,
       $.22 par     149,614
       value(1)     shares      $16.08(2)    $2,405,793.12(2)   $709.71(3)


   (1) Including Common Stock Purchase Rights which are attached to and trade with the Common Stock (the "Rights").
   (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") based on an exercise price of $16.08 per share of the Registrant's Common Stock, par value $.22 per share.
   (3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: .000295 times the Proposed Maximum Aggregate Offering Price.

                        _________________________________

      The Exhibit Index is on page S-3 of the sequentially numbered pages.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents have been previously filed by AMCORE Financial, Inc. (the "Company") with the Commission and are incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

             2. The Company's Quarterly Reports on Form 10-Q dated November 14, 1997, August 14, 1997 and May 15, 1997;

             3.   The Company's Current Reports on Form 8-K dated
   December 18, 1997, October 1, 1997, August 22, 1997, July 31, 1997,
   July 14, 1997, April 30, 1997 and February 6, 1997; and

             4. The description of the Company's Common Stock (including the share purchase rights) contained in the Company's registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such description.

             5. All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof will be deemed to be incorporated by reference into this Form S-8 and to be a part hereof from the date of filing of such reports and other documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification and Personal Liability of Directors and
             Officers.

             The Company is required, pursuant to its Articles of Incorporation, to indemnify all persons who may be indemnified under Nevada law to the fullest extent permitted by such law. Generally, under Nevada and Iowa law, a corporation may indemnify officers, directors, employees and agents of a corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding (other than derivative actions) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to derivative actions, officers, directors, employees and agents of a corporation may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification may be made in respect of any claim as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that such person is entitled to indemnification despite the adjudication of liability. To the extent that an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation shall indemnify such officer, director, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

             The Company's Articles of Incorporation permits the Company to purchase and maintain insurance or make other financial arrangements to insure its directors, officers, employees and agents against liabilities,whether or not the Company is permitted to indemnify against such liabilities.

             As permitted by Nevada law, the Company's Articles of Incorporation eliminates, to the fullest extent permitted by Nevada law, the personal liability of directors and officers to the Company for breaches of fiduciary duty. Under the Company's Articles of Incorporation, directors and officers are not indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or for violations of Section 78.300 of the Nevada General Corporation Law regarding unlawful payment of dividends.

             The Company has entered into indemnification contracts (the "Indemnification Agreements") with its directors and officers. The Indemnification Agreements provide for indemnification of directors and officers to the fullest extent permitted by law. These agreements cover all expenses, judgments, fines and penalties incurred and amounts paid in settlement in connection with investigating, defending, being a witness or participating in or preparing to defend, be a witness in or participate in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer was a director or officer, employee, agent or fiduciary of the Company or was serving as such at the request of the Company. The Indemnification Agreements imposed upon the Company the burden of proving that the director or officer is not entitled to indemnification.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                       Exhibit

       (4.1) Investors Management Group, Ltd. 1995 Stock Option Plan, as amended.

       (4.2) Rights Agreement dated February 21, 1996, between AMCORE Financial, Inc. and Firstar Trust Company (incorporated by reference to the Company's Form 8-K as filed with the Commission on February 28, 1996).

       (4.3) Form of Investors Management Group, LTD. 1995 Stock Option Plan Employee Incentive Stock Option Agreement dated August 1, 1995 between Investors Management Group, LTD. and Kathy Beyer and Jeffrey D. Lorenzen.

       (4.4) Form of Investors Management Group, LTD. 1995 Stock Option Plan Employee Incentive Stock Option Agreement dated August 1, 1996 between Investors Management Group, LTD. and William J. Reichardt, Jr., James Richards, Paul Kruse and Amy Mitchell.

       (4.5) Form of Amendment to Employee Incentive Stock Option Agreement between Investors Management Group, LTD. and Kathy Beyer, Jeffrey D. Lorenzen, William J. Reichardt, Jr., James Richards, Paul Kruse and Amy Mitchell. These agreements will be executed on or about February 17, 1998.

       (5.1) Opinion of Foley & Lardner regarding the legality of the securities being registered.

       (23.1) Consent of Foley & Lardner (contained in Exhibit 5.1 hereto).

       (23.2)     Consent of McGladrey & Pullen, LLP.

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, and State of Illinois, on this 6th day of February, 1998.

                                      AMCORE FINANCIAL, INC.



                                      By:  /s/ John R. Hecht
                                           John R. Hecht, Executive Vice
                                           President and Chief Financial
                                           Officer


   POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of AMCORE Financial, Inc. hereby constitutes and appoints Robert J. Meuleman and John R. Hecht, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 of the Securities Act increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming that all such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


         Signature                    Title                      Date


  /s/ Robert J. Meuleman  Director, President and Chief   February 6, 1998
    Robert J. Meuleman    Executive Officer (principal
                          executive officer)

 /s/ John R. Hecht        Executive Vice President and    February 6, 1998
    John R. Hecht         Chief Financial Officer
                          (principal financial officer
                          and principal accounting
                          officer)


 /s/ Milton R. Brown      Director                        February 6, 1998
    Milton R. Brown


 /s/ Lawrence E. Gloyd    Director                        February 6, 1998
    Lawrence E. Gloyd

 /s/ William R. McManaman Director                        February 6, 1998
    William R. McManaman


 /s/ Richard C. Dell      Director                        February 6, 1998
    Richard C. Dell

 /s/ Robert A. Doyle      Director                        February 6, 1998
    Robert A. Doyle


 /s/ David Carlson        Director                        February 6, 1998
    David Carlson


 /s/ Thomas Clinton, Sr.  Director                        February 6, 1998
    Thomas Clinton, Sr.


 /s/ Carl J. Bargene      Director                        February 6, 1998
    Carl J. Dargene


 /s/ Roger Greene         Director                        February 6, 1998
    Roger Greene


 /s/ Dr. Robert A. Henry  Director                        February 6, 1998
    Dr. Robert A. Henry


 /s/ Roger Reno           Director                        February 6, 1998
    Roger Reno


 /s/ Ted Ross             Director                        February 6, 1998
    Ted Ross


 /s/ Roger J. Smuland     Director                        February 6, 1998
    Roger J. Smuland


 /s/ Jack D. Ward         Director                        February 6, 1998
    Jack D. Ward


 /s/ Gary L. Watson       Director                        February 6, 1998
    Gary L. Watson


 /s/ Frederick Hay        Director                        February 6, 1998
    Frederick Hay


 /s/ John Halbrook        Director                        February 6, 1998
    John Halbrook

                                  EXHIBIT INDEX

                        INVESTORS MANAGEMENT GROUP, LTD.
                             1995 STOCK OPTION PLAN

    Exhibit No.                       Exhibit

       (4.1) Investors Management Group, Ltd. 1995 Stock Option Plan, as amended.

       (4.2) Rights Agreement dated February 21, 1996, between AMCORE Financial, Inc. and Firstar Trust Company (incorporated by reference to the Company's Form 8-K as filed with the Commission on February 28, 1996).

       (4.3) Form of Investors Management Group, LTD. 1995 Stock Option Plan Employee Incentive Stock Option Agreement dated August 1, 1995 between Investors Management Group, LTD. and Kathy Beyer and Jeffrey D. Lorenzen.

       (4.4) Form of Investors Management Group, LTD. 1995 Stock Option Plan Employee Incentive Stock Option Agreement dated August 1, 1996 between Investors Management Group, LTD. and William J. Reichardt, Jr., James Richards, Paul Kruse and Amy Mitchell.

       (4.5) Form of Amendment to Employee Incentive Stock Option Agreement between Investors Management Group, LTD. and Kathy Beyer, Jeffrey D. Lorenzen, William J. Reichardt, Jr., James Richards, Paul Kruse and Amy Mitchell. These agreements will be executed on or about February 17, 1998.

       (5.1) Opinion of Foley & Lardner regarding the legality of the securities being registered.

       (23.1) Consent of Foley & Lardner (contained in Exhibit 5.1 hereof).

       (23.2)     Consent of McGladrey & Pullen, LLP.

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)